UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

VivoSim Labs, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VIVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2026, VivoSim Labs, Inc. (the “Company”) priced a best efforts public offering (the “Offering”) of up to 3,508,772 shares of its common stock, par value $0.001 per share (“Common Stock”), or up to 3,508,772 pre-funded warrants to purchase up to an aggregate of 3,508,772 shares of Common Stock in lieu thereof (“Pre-Funded Warrants”), together with an aggregate of up to 5,263,159 accompanying common warrants (“Common Warrants”) to purchase up to 5,263,159 shares of Common Stock, with each share of Common Stock being sold together with 1.5 Common Warrants to purchase one share of Common Stock and each Pre-Funded Warrant to purchase one share of Common Stock being sold together with 1.5 Common Warrants to purchase one share of Common Stock.

The Offering is comprised of two tranches (each, a “Tranche”). At the closing of the initial tranche (the “Initial Tranche”) that occurred on April 1, 2026 (the “Initial Tranche Closing”), the Company issued and sold: (i) an aggregate of 286,557 shares of Common Stock, together with an aggregate of 429,836 accompanying Common Warrants to purchase up to an aggregate of 429,836 shares of Common Stock, at a combined public offering price of $1.14 per share of Common Stock and accompanying 1.5 Common Warrants to purchase one share of Common Stock, and (ii) an aggregate of 2,345,022 Pre-Funded Warrants to purchase up to an aggregate of 2,345,022 shares of Common Stock, together with an aggregate of 3,517,533 accompanying Common Warrants to purchase up to an aggregate of 3,517,533 shares of Common Stock, at a combined public offering price of $1.139 per Pre-Funded Warrant and accompanying 1.5 Common Warrants to purchase one share of Common Stock. Each Common Warrant issued in the Initial Tranche has an exercise price of $1.71 per share of Common Stock.

Pursuant to the second tranche (the “Second Tranche”), if any, purchasers in the Initial Tranche may purchase shares of Common Stock, or Pre-Funded Warrants in lieu thereof, and accompanying 1.5 Common Warrants to purchase one share of Common Stock for each share of Common Stock or Pre-Funded Warrant purchased, for an aggregate purchase price of up to $1,000,000 on the 30th day following the Initial Tranche Closing (the “Second Tranche Closing Date”), subject to the satisfaction of certain conditions, including that (i) the closing price of the Common Stock on the trading day immediately before the Second Tranche Closing Date must be at least equal to $1.43 (the closing price of the Common Stock on the trading day immediately prior to the day of the Initial Tranche Closing) and (ii) the average daily trading volume of the Common Stock during the ten (10) consecutive trading days immediately prior to the Second Tranche Closing Date must be at least $100,000. In the Second Tranche, if any, the combined purchase price per share of Common Stock and accompanying 1.5 Common Warrants to purchase one share of Common Stock will be equal to or greater than $1.14, and the combined purchase price per Pre-Funded Warrant and accompanying 1.5 Common Warrants to purchase one share of Common Stock will be equal to or greater than $1.139. In the Second Tranche, each Common Warrant will have an exercise price: (i) equal to 120% of the applicable combined public offering price per share of Common Stock and accompanying 1.5 Common Warrants to purchase one share of Common Stock for the Second Tranche, and (ii) in any event of not less than $1.71 per share of Common Stock.

The Common Warrants are immediately exercisable, expire on the fifth anniversary of the original issuance date and have price protection against subsequent dilutive issuances of shares of Common Stock, options, warrants and convertible securities, subject to a $0.01 per share of Common Stock floor, as further described in the Common Warrants. At any time after the Initial Tranche Closing, the holders of the Common Warrants may exchange the Common Warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of shares of Common Stock with respect to which the Common Warrant is then being exercised by the Black Scholes Value (as defined in the Common Warrant) divided by the lower of the two closing bid prices of the Common Stock in the two days prior to the time of such exercise, but in any event not less than $0.01. Under this cashless exercise provision, the number of shares of Common Stock the Company may be required to issue upon a cashless exercise may be significantly greater than the number of shares for which the Common Warrants would otherwise be exercisable.

In the Offering, the Company offered to any purchaser whose purchase of shares of Common Stock in the Offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding Common Stock immediately following the consummation of the Offering, the opportunity to purchase Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding Common Stock. The combined public offering price of each Pre-Funded Warrant to purchase one share of Common Stock and accompanying 1.5 Common Warrants to purchase one share of Common Stock is equal to the applicable price at which one share of Common Stock and accompanying 1.5 Common Warrants to purchase one share of Common Stock is sold to the public in the applicable Tranche of the Offering, minus $0.001 (for the Pre-Funded Warrants issued in the Initial Tranche, $1.139 per Pre-Funded Warrant and accompanying 1.5 Common Warrants to purchase one share of Common Stock), and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Pre-Funded Warrant may be exercised, in cash or, if there is no effective registration statement permitting the issuance or resale of the shares issuable upon exercise of the Pre-Funded Warrant, by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the Pre-Funded Warrants are exercised in full.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) on March 31, 2026, the form of which is filed as Exhibit 10.1, and which contains customary representations and warranties and agreements of each party thereto and customary indemnification rights and obligations of the parties.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) on March 31, 2026, with Joseph Gunnar & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company agreed to pay the Placement Agent (i) a cash fee of 7.5% of the aggregate gross proceeds raised in the Offering and (ii) up to 175,439 placement agent warrants (the “Placement Agent Warrants”) to purchase up to 175,439 shares of Common Stock at an exercise price equal to 125% of the applicable combined public offering price per share of Common Stock and accompanying 1.5 Common Warrants to purchase one share of Common Stock for the applicable Tranche. Upon the Initial Tranche Closing, the Company issued 131,579 Placement Agent Warrants to purchase up to 131,579 shares of Common Stock with an exercise price of $1.425 per share of Common Stock. In connection with the Second Tranche, if any, the Company will issue Placement Agent Warrants representing five percent (5%) of the shares of Common Stock and/or Pre-Funded Warrants in the Second Tranche, or up to 43,860 Placement Agent Warrants to purchase up to 43,860 shares of Common Stock, and such Placement Agent Warrants will have an exercise price (i) equal to 125% of the applicable combined public offering price per share of Common Stock and accompanying 1.5 Common Warrants to purchase one share of Common Stock for the Second Tranche and (ii) in any event of not less than $1.425 per share of Common Stock.

The representations, warranties and covenants contained in the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The shares of Common Stock, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants described above and the shares of Common Stock underlying the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants were offered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-294716), which was declared effective by the Securities and Exchange Commission on March 31, 2026.

The Company received net proceeds of approximately $2.5 million from the closing of the Initial Tranche, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which could include capital expenditures, research and development expenditures, regulatory affairs expenditures, legal expenditures, including intellectual property protection and maintenance expenditures, acquisitions of new technologies and investments and business combinations.

The foregoing summaries of the form of Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrant, the Common Warrant and the Placement Agent Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached hereto as Exhibits 10.2, 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated by reference.

The representations, warranties and covenants contained in the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

All share and per share amounts described in this Item 1.01 are subject to adjustment for stock dividends, subdivisions or combinations and the like.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the Offering on April 1, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1

Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-294716) filed with the Securities and Exchange Commission on March 27, 2026).

4.2

Form of Common Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-294716) filed with the Securities and Exchange Commission on March 27, 2026).

4.3

Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-294716) filed with the Securities and Exchange Commission on March 27, 2026).

10.1

Placement Agency Agreement, dated March 31, 2026, between the Company and Joseph Gunnar & Co., LLC (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (File No. 333-294716) filed with the Securities and Exchange Commission on March 27, 2026).

10.2

Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.30 to the Company’s Registration Statement on Form S-1 (File No. 333-294716) filed with the Securities and Exchange Commission on March 27, 2026).

99.1	Press Release, dated April 1, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VivoSim Labs, Inc.

Date:	April 3, 2026	By:	/s/ Norman Staskey
Name: Norman Staskey Title: Chief Finacial Officer